Exhibit 23 (a)







                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                     -------


We consent to the incorporation by reference in this Registration Statement on Form S-3 covering 3,000,000 shares of Baltimore Gas and Electric Company Common Stock (without par value) offered pursuant to the Continuous Offering Program (the "Registration Statement") of our report dated January 21, 1998, on our audits of the consolidated financial statements and financial statement schedule included on Form 10-K as of December 31, 1997 and 1996 and for each of the three years ended December 31, 1997.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.





                                            /s/ Pricewaterhouse Coopers LLP
                                                PRICEWATERHOUSE COOPERS LLP





Baltimore, Maryland
July 21, 1998